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                                       Filed Pursuant to Rule 424(b)(3)
                                       of the Securities Act of 1933, as amended
                                       Registration No. 333-48161

Amendment to
Prospectus Supplement

(To Prospectus dated April 9, 1998)


                                2,142,857 SHARES

                            PARKWAY PROPERTIES, INC.

                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                            -------------------------

         This Amendment to Prospectus Supplement amends the Prospectus Supplement, originally filed with the Securities and Exchange Commission on October 10, 2000. The Prospectus Supplement is amended as follows:

     1. The introductory paragraph on page S-1 of the Prospectus Supplement is amended in its entirety to read as follows:

     This prospectus supplement relates to our offering and sale of 2,142,857 shares of Series B cumulative convertible preferred stock at up to four closings over the next nine months. Each share of Series B preferred stock is convertible into one share of our common stock, subject to adjustment, and is entitled to one vote for each share of common stock into which it is convertible. The Series B preferred stock is being sold directly by us.

     The date of this Amendment to Prospectus Supplement is October 11, 2000.